                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Tennant Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                      [LOGO]

                                  TENNANT COMPANY
                                     NOTICE OF
                           ANNUAL MEETING OF SHAREHOLDERS
                                    MAY 8, 1998



TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Tennant Company will be held at the corporate headquarters of Tennant Company, 701 North Lilac Drive, Minneapolis, Minnesota, on Friday, May 8, 1998, at 10:30 a.m., Central Daylight Time, for the following purposes:

     (1)  To elect directors for a three-year term;

     (2)  To approve and ratify the Tennant Company 1998 Management Incentive
          Plan;

     (3) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company;

     (4) To act upon any other business that may properly come before the meeting.

     Only holders of Common Stock of record at the close of business on March 9, 1998, will be entitled to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to come to the meeting, please sign, date and return your Proxy in the reply envelope provided. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense.



March 25, 1998                                   Bruce J. Borgerding, Secretary

                                        [LOGO]

                                   TENNANT COMPANY
                                   PROXY STATEMENT




     This Proxy Statement is furnished in connection with the solicitation by Tennant Company (the "Company"), on behalf of its Board of Directors, of Proxies for the Annual Meeting of Shareholders to be held Friday, May 8, 1998, and any adjournment thereof. Stock represented by Proxies will be voted. Where specification is made in the Proxy, the stock will be voted in accordance therewith. Where no specification is made in the Proxy, the stock will be voted for all proposals. Proxies may be revoked at any time before being voted by giving written notice of revocation at the mailing address noted or at the meeting, or by a later-dated Proxy delivered to an officer of the Company. Personal attendance and voting in person does not revoke a written Proxy.

     There were outstanding on March 9, 1998, the record date for shareholders entitled to vote at the meeting, 9,661,337 shares of Common Stock, each share being entitled to one vote.

     Expenses in connection with the solicitation of Proxies will be paid by the Company. Solicitation of Proxies will be principally by mail. In addition, several of the officers or employees of the Company may solicit Proxies, either personally or by telephone, or by special letter, from some of the shareholders. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send Proxies and proxy material to their principals, and will reimburse them for their expenses in so doing.

     The mailing address of the principal executive office of the Company is 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440. This Proxy Statement and form of Proxy enclosed are being mailed to shareholders commencing March 25, 1998.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     The following table sets forth, as of February 28, 1998, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than 5% of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by directors (and director nominees) of the Company, the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" below and all directors and executive officers of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.


NAME AND ADDRESS                            AMOUNT AND NATURE OF                                  PERCENT OF
OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP                                 COMMON STOCK
-------------------                         --------------------                                 ------------
First Trust National Association(1)         979,066 shares(2)                                        10.2%
Minneapolis, MN
                                            First Trust National Association has sole
                                            voting authority for 16,290 shares, shared
                                            investment authority for 978,006(2) shares and
                                            shared voting authority for 962,776(2) shares.

Trimark Financial Corporation(1)            855,000 shares                                            8.9%
Toronto, Ontario

First Bank National Association(3)          784,260  shares                                           8.1%
Minneapolis, MN

Roger L. Hale                               415,303 shares(4)(5)                                      4.3%

Douglas R. Hoelscher                        37,962 shares(5)(6)                                         *

Richard A. Snyder                           37,101 shares(5)(7)                                         *

Janet M. Dolan                              28,694 shares(5)(8)                                         *

Keith D. Payden                             18,958 shares(5)(9)                                         *

Andrew P. Czajkowski                        6,140 shares(10)                                            *

William A. Hodder                           5,798 shares(11)                                            *

David C. Cox                                5,786 shares(12)                                            *

William I. Miller                           4,988 shares(13)                                            *

Delbert W. Johnson                          4,646 shares(14)                                            *

Arthur D. Collins, Jr.                      3,722 shares(15)                                            *

Edwin L. Russell                            1,663 shares                                                *

Pamela K. Knous                             0 shares                                                    *

All directors and executive officers as     865,867 shares(5)(16)                                     8.9%
a group (18 persons)

* An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of total.

(1) The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon a Schedule 13G statement filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 1997.

(2) This number includes 641,948 shares held in the "unallocated" account, as of December 31, 1997, of the Tennant Company Profit Sharing and Employee Stock Ownership Plan and Trust, as to which First Trust National Association acts as trustee. The number of "allocated" shares held in such trust (1,007,058 shares as of December 31, 1997) is not included in this number. The Securities and Exchange Commission has taken the position, with respect to similar plans, that the plan trustee is the beneficial owner of shares held in an unallocated reserve pending allocation to participants' accounts. The plan trustee disclaims that it or the Trust is the beneficial owner of shares held in the unallocated account.

(3) All shares are being held in trust for the Pennock family. George T. Pennock, who passed away in February 1998, was a former Chief Executive Officer of Tennant Company.

(4) Of these shares, Mr. Hale has an interest in 144,074 shares in a trust established under the will of his mother, of which he is a beneficiary. Includes 18,536 shares owned by or held in trust for members of his family, in which he disclaims any beneficial ownership. Also includes 42,700 shares covered by currently exercisable options granted to Mr. Hale.

(5) Includes shares allocated to the individual or group under the Tennant Company Profit Sharing and Employee Stock Ownership Plan.

(6) Includes 8,046 shares covered by currently exercisable options granted to Mr. Hoelscher.

(7) Includes 6,556 shares covered by currently exercisable options granted to Mr. Snyder.

(8) Includes 10,942 shares covered by currently exercisable options granted to Ms. Dolan.

(9) Includes 4,410 shares covered by currently exercisable options granted to Mr. Payden.

(10) Includes 200 shares covered by currently exercisable options granted to Mr. Czajkowski.

(11) Includes 200 shares covered by currently exercisable options granted to Mr. Hodder.

(12) Includes 200 shares covered by currently exercisable options granted to Mr. Cox.

(13) Includes 200 shares covered by currently exercisable options granted to Mr. Miller.

(14) Includes 200 shares covered by currently exercisable options granted to Mr. Johnson.

(15) Includes 200 shares covered by currently exercisable options granted to Mr. Collins.

(16) Of these shares, 2,108 shares are held in the name of the wife of an executive officer and 183,382 shares are held in trusts for various family members, in which such officer disclaims beneficial ownership. Includes 86,182 shares covered by currently exercisable options granted to ten executive officers of the Company.

                                     DIRECTORS

ELECTION OF DIRECTORS

     Pursuant to the Restated Articles of Incorporation of the Company, directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year.

     At the meeting, three directors are to be elected. The Board of Directors has designated Arthur D. Collins, Jr., Andrew P. Czajkowski, and Pamela K. Knous as nominees for election to serve three-year terms ending at the time of the Annual Meeting in 2001 and until their successors are elected and have qualified. Mr. Collins and Mr. Czajkowski are currently directors of the Company and have previously been elected by the shareholders. Ms. Knous is being nominated for her first term as a director of the Company.
The nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote in favor of the other nominees named and to vote for a substitute nominee in their discretion.

     The affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote in person or by proxy on the election of directors is necessary to elect each nominee. For this purpose, a shareholder voting through a Proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote; but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

     The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting:

Nominees for election for terms expiring 2001 (Class III Directors):

      [PHOTO]        ARTHUR D. COLLINS, JR., 50             Director since 1995

                     Arthur Collins, Jr. was elected Chief Operating Officer of Medtronic, Inc., a leading manufacturer of cardiac pacemakers, in January 1994; was appointed to its Board of Directors in August 1994; and was named President in August 1996. He joined Medtronic in 1992, and served as Corporate Executive Vice President and President of Medtronic International prior to assuming his present position. Mr. Collins served in a number of senior executive positions with Abbott Laboratories, a manufacturer of pharmaceuticals and medical equipment, from 1978 through 1992, most recently as Corporate Vice President responsible for worldwide diagnostic business units. Mr. Collins also serves as a director of Medtronic, Inc., U.S. Bancorp, GalaGen Inc., the National Association of Manufacturers and the Walker Art Center. Mr. Collins serves as a member of the Board Affairs Committee and the Executive Compensation Committee.

      [PHOTO]        ANDREW P. CZAJKOWSKI, 62               Director Since 1992

                     Mr. Czajkowski is President and Chief Executive Officer of Blue Cross and Blue Shield of Minnesota and Aware Integrated Inc., a non-profit holding company. Mr. Czajkowski was a founder, President and Chair of the Minnesota Comprehensive Health Association, the state-administered risk pool for those individuals unable to afford private health coverage. He served as Chairman of the Board for Blue Cross and Blue Shield Association from 1991 through 1994. Mr. Czajkowski serves as a member of the Audit Committee and the Executive Committee.

      [PHOTO]        PAMELA K. KNOUS, 44

                     Ms. Knous has served as Executive Vice President and Chief Financial Officer for SUPERVALU INC. since September 1997. Before joining SUPERVALU, Ms. Knous served in a number of senior executive positions with the Vons Companies, Inc. from 1991 to 1997, most recently as Executive Vice President, Chief Financial Officer and Treasurer. Ms. Knous was employed by KPMG Peat Marwick for 14 years prior to her position at Vons. Ms. Knous previously served on the Board of Girl Scouts and was a founding member of Dream Street, a non-profit organization which funds camps for children with cancer and other disabilities.

Directors whose terms expire in 1999 (Class I Directors):


      [PHOTO]        ROGER L. HALE (1), 63                  Director Since 1969

                     Mr. Hale has been President of the Company since January 1975 and Chief Executive Officer since May 1976. He previously served as Chief Operating Officer from January 1975 to May 1976 and as Vice President from April 1969 to December 1974. Mr. Hale is a director of U.S. Bancorp, and was formerly a director of Dayton Hudson Corporation, The St. Paul Companies, Inc., Donaldson Company, Inc., and The Valspar Corporation. His community activities include serving as Chairman of the Minneapolis Neighborhood Employment Network and as Vice Chair of Public Radio International. Mr. Hale serves as a member of the Executive Committee.


(1) Roger L. Hale, a director and executive officer of the Company, is a first cousin of Richard M. Adams, a Vice President of the Company.

      [PHOTO]        DELBERT W. JOHNSON, 59                 Director Since 1993

                     Mr. Johnson is Chairman and Co-Chief Executive Officer of Pioneer Metal Finishing, a division of Safeguard Scientifics Inc. and one of the largest metal finishing companies in the United States. He joined Pioneer Metal Finishing in 1965 and was elected to his present position in 1978. From 1987 through 1993, Mr. Johnson served on the Board of Directors of the Federal Reserve Bank of Minneapolis and, in 1989, was named Chairman.
                     He serves as a director of Ault Inc., U.S. Bancorp, Safeguard Scientifics Inc., Coherent Communications Systems Corp. and CompuCom Systems, Inc. He also serves on the Advisory Boards of Hospitality House and Turning Point, Inc. Mr. Johnson serves as a member of the Audit Committee and the Board Affairs Committee.


Directors whose terms expire in 2000 (Class II Directors):

      [PHOTO]        DAVID C. COX, 60                        Director Since 1991

                     Mr. Cox has been President and Chief Executive Officer of Cowles Media Company since 1985. Mr. Cox joined Cowles Media in 1982 and served as Executive Vice President, Chief Operating Officer, Treasurer and Corporate Secretary prior to being named as President in 1984. Mr. Cox also serves as a director of Cowles Media Company, National Computer Systems, Inc., and ReliaStar Financial Corp. His community activities include serving as a director of United Way of Minneapolis, and of the Newspaper Association of America. Mr. Cox serves as a member of the Board Affairs Committee and the Executive Committee. With the McClatchy Newspapers, Inc. acquisition of Cowles Media Company, Mr. Cox's positions with Cowles Media Company will end on or about March 19, 1998.

      [PHOTO]        WILLIAM I. MILLER, 41                  Director Since 1994

                     Mr. Miller became Chairman in 1990 and has been a Director since 1985 of Irwin Financial Corporation, a publicly traded diversified financial services company. He was President of Irwin Management Company, a family investment management company, from 1984 to 1990. Mr. Miller continues to serve as Chairman of the Board and a director of Irwin Management Company and as Chairman of the Board of Tipton Lakes Company (a real estate development firm). Mr. Miller also serves as a director of Cummins Engine Company, Inc. and New Perspective Fund, Inc. and as a Trustee of the EuroPacific Growth Fund (both are mutual funds). Mr. Miller also is a Trustee of The Taft School, Watertown, CT, and Public Radio International, Minneapolis, MN. Mr. Miller serves as a member of the Audit Committee and the Executive Compensation Committee.

      [PHOTO]        EDWIN L. RUSSELL, 53     Director Since 1997

                     Mr. Russell was named Chairman, President and Chief Executive Officer in 1996 after joining Minnesota Power & Light Company as President in 1995. Mr. Russell was previously Group Vice President of J. M. Huber Corporation, a broadly diversified manufacturing and natural resources company. Mr. Russell also serves as a director for Minnesota Power, Advantage Minnesota, Capital Re Corporation, Edison Electric Institute, Duluth's Lake Superior Center and The United Way. Mr. Russell serves as a member of the Audit Committee and the Executive Compensation Committee.

     During 1997, the Board of Directors met on four occasions. The Board of Directors has an Audit Committee composed of Messrs. Czajkowski, Johnson, Miller, and Russell which met on three occasions during 1997. The primary function of the Audit Committee is to assist the Board in fulfilling its fiduciary responsibilities relating to the Company's internal control procedures and accounting, financial and reporting practices. The Board has an Executive Compensation Committee composed of Messrs. Hodder (currently a director who is not standing for reelection), Collins, Miller, and Russell which met on four occasions during 1997. The primary function of the Executive Compensation Committee is to review and develop executive compensation plans of the Company and determine the compensation of officers.
 The Board has designated an Executive Committee composed of Messrs. Hale, Cox, Czajkowski, and Hodder, which did not meet during 1997. The primary function of the Executive Committee is to exercise the authority of the Board of Directors and the management of the business of the Company in the intervals between meetings of the Board of Directors. The Board has designated a Board Affairs Committee composed of Messrs. Cox, Collins, Hodder, and Johnson, which met twice in 1997. The primary function of the Board Affairs Committee is to set Board compensation and recommend nominees for election to the Board. Shareholders who wish to suggest qualified candidates to the Committee should write to Bruce J. Borgerding, Secretary of the Company, at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440, stating in detail the candidate's qualifications for consideration by the Committee. If a shareholder wishes to nominate a director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in the Company's Restated Articles of Incorporation. Under the Company's Restated Articles of Incorporation, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 75 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and committees on which they served during 1997.

COMPENSATION OF DIRECTORS

     Non-management directors of the Company received an annual retainer plus $750 for each meeting or committee meeting of the Board of Directors during 1997. Pursuant to the Tennant Company Restricted Stock Plan for Nonemployee Directors (the "Director Plan"), the annual retainer is paid in the form of Restricted Stock. Restricted Stock for this purpose is generally issued once every three Board Years (as defined in the Director Plan), in an amount equal to 1.5 times the anticipated annual retainer for the Board Year then commencing and the next two succeeding Board Years, based on the then Fair Market Value (as defined in the Director Plan) of such Restricted Stock. On May 3, 1996, each non-management director was issued 2,564 shares of Restricted Stock, based on a Fair Market Value of $24.57 per share, in payment of the annual retainer for the three Board years commencing May 3, 1996. The Director Plan provides that the restrictions on the Restricted Stock will lapse only upon the first to occur of (a) the death of the director, (b) the disability of the director preventing continued service on the Board, (c) retirement of the director from the Board in accordance with any policy on retirement of Board members then in effect, (d) the termination of service as a director by reason of resignation at the request of the Board, the director's failure to have been nominated for re-election to the Board or to have been re-elected by the shareholders, or the director's removal by the shareholders, or (e) a change in control of the Company (as defined in the Director Plan). In no event will the restrictions lapse prior to six months after the date of issuance. Upon the occurrence of an event causing the restrictions to lapse, Restricted Stock issued to the director in payment for Board Years commencing following the occurrence of the event is forfeited and returned to the Company.

     Pursuant to the Tennant Company Non-Employee Director Stock Option Plan, non-employee directors received an option grant for 1,000 shares at Fair Market Value of $27.50 per share on January 1, 1997, and an option grant for 2,000 shares at Fair Market Value of $28.00 per share on May 2, 1997.

                               EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW AND PHILOSOPHY. The Executive Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for reviewing and developing executive compensation plans of the Company. In addition, the Executive Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     The objectives of the Company's executive compensation program are to:

         - Motivate executives to achieve corporate goals by placing a significant portion of pay at risk.

         - Provide a strong link between the Company's short- and long-term goals and executive compensation.

         - Provide competitive total compensation in order to attract and retain high-caliber key executives critical to the long-term success of the Company.

         - Align the executives' interests with those of the shareholders by providing a significant portion of compensation in Company Common Stock.

     The executive compensation program is intended to provide an overall level of compensation opportunity that is competitive with other U.S. durable goods manufacturing companies. To determine competitiveness, the Committee annually uses sales volume adjusted data from a top-management compensation survey. This data is verified every three to four years through the use of an outside consultant which compares all aspects of the Company's executive compensation with that of other similar companies. Actual compensation levels may be greater or less than average competitive levels depending on annual and long-term Company performance, individual performance against goals set at the beginning of the year, and scope of responsibilities as compared to a similar position within the surveys. The Executive Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or individual circumstances.

     The Company does not currently have a general policy with respect to the limit under Internal Revenue Code Section 162(m) on the deductibility of the qualifying compensation paid to its executives, as it is likely for the near future that all such compensation will be deductible by the Company. Certain of the Company's compensation plans, including the 1998 Management Incentive Plan if it receives the approval requested in this Proxy Statement, should qualify for exemption from the deduction limitations of Section 162(m).

     EXECUTIVE COMPENSATION PROGRAM. The Company's executive compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of Performance Share grants, Restricted Stock grants and stock options. All of the long-term plans have a significant portion of their payout in Company Common Stock. In addition, executives receive various benefits, including medical and retirement plans, generally available to employees of the Company.

     BASE SALARY. Base salary levels for the Company's executives are competitively set relative to the average of other U.S. durable goods manufacturing companies of similar size. In determining salaries, the Executive Compensation Committee also takes into account individual experience, performance, and scope of responsibility, although no particular weight is given to any one factor.

     ANNUAL CASH INCENTIVE COMPENSATION. The purpose of the annual cash incentive program is to provide a direct financial incentive in the form of an annual cash bonus to executives to achieve their business units' and/or the Company's annual goals. Target bonus awards are set at a level consistent with the averages of other U.S. durable goods manufacturers, after adjusting for sales volume. In fiscal 1997, the following performance measures and weightings were generally used: Company sales growth (35%), Company return on average invested capital (35%), Company or Business Unit expense control (10%), and Company or Business Unit asset management (20%). In 1998, the Company will modify its financial reporting system to create a closer alignment with shareholder value creation. The system, referred to as Economic Value Management, will be described in greater detail in next year's Proxy Statement.

     STOCK INCENTIVE PLANS. The stock incentive plans are the Company's long-term incentive plans for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock. In order to better define for executives the minimum amount of stock that should be held, the Executive Compensation Committee established in 1993 executive stock holding guidelines. These guidelines, which were revised late 1997, identify the amount of stock (restricted and unrestricted) each executive should hold as a multiple of his or her base pay. The current guidelines are: CEO - 6 x base salary; Vice Presidents - 3 x base salary; Operating Management - 1 x base salary. Each year the Committee reviews the progress of each executive towards those goals. As of December 31, 1997, the Company's Chief Executive Officer was significantly above his stockholding goals with the other two groups, on average, approximately at goal level.

     The Executive Compensation Committee annually grants a variety of stock-based awards under the Company's stock incentive plans. The amount of the awards increases as a function of higher salary and position in the Company. The award amounts, as a percent of base salary, are reviewed and adjusted, as necessary, every three to four years to ensure their competitiveness. The last review, conducted in 1997, showed that the Company's executive pay was below market average for similar sized companies. In reaction to this, and in keeping with the Committee's goal of more closely aligning executive pay with shareholder returns, the Committee changed the mix of the executive compensation package. Commencing with fiscal 1998, the Committee reduced cash compensation, i.e., base and bonus, and increased the size of stock option grants.

     During 1997, the following types of awards were granted:

     -  Performance Shares
           Payout is based on Company performance measured by return on average invested capital and sales growth during the four-year performance period. Each of these measures is given approximately equal weight. Payout is made in the form of Company stock and cash.

     -  Restricted Stock
           These grants vest 100% at the end of the restriction period.

     -  Stock Options

           These options permit executives to purchase Company stock during a ten-year period at the price in effect at the beginning of that period.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Hale's fiscal 1997 base salary and incentive award were determined by the Committee in accordance with the methodology described above.

     Base Salary -  Mr. Hale's total base salary for fiscal 1997 was
                    $435,000, with $107,868 of this being deferred, yielding $327,132 in actual salary paid (see note 1 on page 10). This total amount approximates the market average for durable goods manufacturing companies of similar size.

     Annual Incentive -  Mr. Hale's cash incentive award for fiscal 1997 was
                         $202,805. This amount was based on sales growth of 8% (vs. 6% in 1996) and a return on average invested capital, on a current value basis, of 21% (vs. 19% in 1996).

     Long-Term Performance Grants - Mr. Hale received in 1997 a non-vested
                                    Performance Share grant equal to 55% of
                                    his total base salary, a vested
                                    Performance Share grant equal to 52% of
                                    his total base salary (in lieu of
                                    previous salary increases), a Restricted
                                    Stock grant equal to 10% of his total
                                    base salary, and a stock option grant
                                    equal to 2.3 times his total base salary.

                         William A. Hodder, Chairman        Edwin L. Russell
                             William I. Miller              Arthur D. Collins

                             Members of the Executive Compensation Committee

 SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "named executive officers").


                                                                                      LONG-TERM COMPENSATION
                                                                        --------------------------------------------
                                                ANNUAL COMPENSATION                 AWARDS               PAYOUTS
----------------------------------------------------------------------------------------------------------------------------------
                                                                            RESTRICTED                                  ALL OTHER
           NAME AND                                           ANNUAL          STOCK                        LTIP          COMPEN-
      PRINCIPAL POSITION          YEAR       SALARY(1)       INCENTIVE     AWARD(S)(2)     OPTIONS      PAYOUTS(3)      SATION(4)
                                                ($)             ($)            ($)           (#)           ($)             ($)
----------------------------------------------------------------------------------------------------------------------------------
Roger L. Hale                     1997        327,132         202,805         42,319         59,407      521,324         23,538
President and                     1996        327,132         187,025         31,853         26,100      308,603         18,222
Chief Executive Officer           1995        327,132         201,681         31,951         37,000      218,940         21,444

Janet M. Dolan                    1997        256,584         130,437         26,349         19,046      120,315         16,530
Executive Vice President          1996        223,248          71,731         20,111         11,460       66,013         10,397
                                  1995        182,820          76,089         17,860          6,000       37,551          9,475

Douglas R. Hoelscher              1997        182,436          83,129         21,989         12,269      189,270         30,480
Senior Vice President             1996        182,436          62,842         17,763          6,520       85,191         24,129
                                  1995        182,436          76,513         17,813          5,800       51,504         27,022

Richard A. Snyder                 1997        173,880          75,458         21,989         10,046      149,561         30,472
Vice President,                   1996        173,880          57,235         16,926          3,780       86,234         24,624
Treasurer and                     1995        173,880          65,533         16,965          5,800       51,504         26,282
Chief Financial Officer

Keith D. Payden                   1997        176,853          76,748         18,003          6,873      128,280         30,965
Vice President                    1996        176,856          56,180         17,228          3,080       58,120         24,763
                                  1995        160,992          59,898         15,881          3,400       27,074         24,179


(1) Executives may elect to receive vested Performance Share grants in lieu of base pay increases. Payout of these grants can range from 0 to 2.33 times the grant size depending on Company performance over the following four-year period. Thus, this deferral election puts a portion of base pay at risk if the Company does poorly, but pays higher if the Company does well. On an accumulated basis, through the end of 1997, the following base pay increases have been deferred: Mr. Hale, $107,868; Ms. Dolan, $14,423; Mr. Hoelscher, $43,564; Mr. Snyder, $52,120; and Mr. Payden, $8,147.

(2) The value of the Restricted Stock awards was determined by multiplying the fair market value of the Company's Common Stock on the date of grant by the number of shares awarded. As of December 31, 1997, and using the fair market value of the Company's Common Stock as of that date, the number and value of aggregate Restricted Stock award holdings were as follows: 1,582 shares ($57,545) by Mr. Hale; 985 shares ($35,829) by Ms. Dolan; 822 shares ($29,900) by Mr. Hoelscher; 822 shares ($29,900) by Mr. Snyder; and 673 shares ($24,480) by Mr. Payden. These shares of Restricted Stock have a two-year vesting period, from respective dates of issuance. Dividends are paid on Restricted Stock awards at the same time and rate as paid to all shareholders.

(3) Amounts represent the dollar value of Performance Shares paid out in each fiscal year. Performance Shares were paid in Common Stock on a share-for-share basis with respect to a minimum of 50% of the Performance Shares earned (valued, for this purpose, as of December 31 of the respective years of payment), and the balance was paid in cash. Participants may elect to defer such payouts, and if so elected, payout is made, in cash, within ten years of termination of employment. Interest is paid on these deferred amounts at a rate set annually by the Executive Compensation Committee. For 1998, the interest rate has been set at 7% of the amounts deferred. Payments thus deferred are reported in the table for the year in which they would have been paid but for such deferral election. Of the total LTIP payouts set forth in the table, the following amounts were deferred: Mr. Hale, $521,324 and Mr. Payden, $128,280.

(4) Amounts represent payments under the Company's Profit Sharing and Employee Stock Ownership Plan and the Company's Excess Benefit Plan as follows: (a) Profit Sharing Contributions (up to 5% of certified earnings, the first 2% of which are contributed to participants' accounts through the allocation of Company Common Stock from the unallocated ESOP reserve, with the remainder (if any) of such contributions paid to the participants in cash) were paid as follows for 1995, 1996, and 1997, respectively: $6,464.78, $3,535.24, and $8,941.34 to Mr. Hale; $4,696.37, $3,307.07, and $7,392.98 to Ms. Dolan;
     $4,933.44, $4,696.63, and $6,077.14 to Mr. Hoelscher; $4,568.24,
     $3,240.59, and $5,901.33 to Mr. Snyder; and $4,447.27, $3,242.59, and
     $5,947.55 to Mr. Payden; (b) employer Matching Contributions relating to employee Individual Shelter Contributions (Internal Revenue Code Section 401(k) contributions) were paid as follows for 1995, 1996, and 1997, respectively, through the allocation of Company Common Stock from the unallocated ESOP reserve: $3,234.00, $2,100.00, and $2,240.00 to Mr.
     Hale; $2,319.90, $2,100.00, and $2,240.00 to Ms. Dolan; $1,386.00,
     $900.00, and $960.00 to Mr. Hoelscher; $2,741.46, $2,100.00, and
     $2,239.98 to Mr. Snyder; and $2,454.28, $2,100.00, and $2,240.00 to Mr.
     Payden; (c) Profit Related Retirement Contributions were paid as follows for 1995, 1996, and 1997, respectively: $10,770.00, $10,650.00, and
     $12,544.00 to Mr. Hoelscher; $10,770.00, $10,650.00, and $12,544.00 to
     Mr. Snyder; and $10,770.00, $10,650.00, and $12,544.00 to Mr. Payden;
     and (d) Excess Benefit Plan payments were made as follows for 1995, 1996, and 1997, respectively: $11,745.63, $12,586.53, and $12,356.96 to
     Mr. Hale; $2,458.45, $4,990.29, and $6,896.82 to Ms. Dolan; $10,169.17,
     $9,324.03, and $10,899.31 to Mr. Hoelscher; $8,202.60, $8,633.20, and
     $9,786.47 to Mr. Snyder; and $6,507.70, $8,770.83, and $10,233.13 to Mr.
     Payden.

STOCK OPTION AWARDS IN LAST FISCAL YEAR

     The following table summarizes Stock Option awards made during the last fiscal year under the Tennant Company 1995 Stock Incentive Plan (the "Plan") for the named executive officers.


                                                                                                     POTENTIAL REALIZABLE VALUE
                                                    % OF TOTAL                                         AT ASSUMED ANNUAL RATES
                                                      OPTIONS                                        OF STOCK PRICE APPRECIATION
                                                    GRANTED TO                                           FOR THE OPTION TERM
 NAME                                  OPTIONS       EMPLOYEES       EXERCISE                      -------------------------------
                                       GRANTED        DURING          PRICE        EXPIRATION          5%(4)            10%(4)
                                         (#)        FISCAL YEAR     ($/sh)(3)         DATE              ($)               ($)
----------------------------------------------------------------------------------------------------------------------------------
Roger L. Hale                          36,400(1)       19.4           27.50          2/26/07          629,523         1,595,336
                                       17,114(2)        9.1           27.50          2/10/05          224,707           538,213
                                        5,893(2)        3.1           27.50          2/21/06           89,347           220,066

Janet M. Dolan                         14,800(1)        7.9           27.50          2/26/07          255,960           648,653
                                        2,787(2)        1.5           27.50          2/10/05           36,593            87,647
                                        1,459(2)        0.8           27.50          2/21/06           22,121            54,484

Douglas R. Hoelscher                    8,200(1)        4.4           27.50          2/26/07          141,816           359,389
                                        2,645(2)        1.4           27.50          2/10/05           34,729            83,182
                                        1,424(2)        0.8           27.50          2/21/06           21,590            53,177

Richard A. Snyder                       6,600(1)        3.5           27.50          2/26/07          114,144           289,264
                                        2,645(2)        1.4           27.50          2/10/05           34,729            83,182
                                          801(2)        0.4           27.50          2/21/06           12,144            29,912

Keith D. Payden                         4,700(1)        2.5           27.50          2/26/07           81,285           205,991
                                        1,550(2)        0.8           27.50          2/10/05           20,352            48,745
                                          623(2)        0.3           27.50          2/21/06            9,446            23,265




(1) All such options granted under the Plan are non-qualified options, and are exercisable 25% per year, on a cumulative basis, beginning one year after the date of the grant. Such options become immediately exercisable, however, upon (a) death, disability, or retirement of the holder, or (b) a change of control (defined as certain changes in the Company's Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or liquidation or dissolution of the Company).
     The holder is permitted to pay the exercise price and withholding taxes due upon exercise with either cash, shares of Common Stock, a reduction in the number of shares delivered to the holder, or a combination of these alternatives.

(2) Reload option grants contain the same features mentioned in (1) except that they are immediately exercisable. Their exercise period is the remainder of the initial ten-year option period.

(3) The exercise price of such options is not less than the Fair Market Value (as defined in the Plan) of a share of Common Stock at the time of grant.

(4) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore are not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES(1)

                                                                  NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                SHARES                           UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON        VALUE        OPTIONS AT FISCAL YEAR-END (#)           FISCAL YEAR-END ($)(4)
                             EXERCISE(2)     REALIZED(3)   -----------------------------------  ----------------------------------
NAME                             (#)             ($)         EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------------
Roger L. Hale                   1,993          101,406         23,007              74,500            204,187           824,819

Janet M. Dolan                    354           19,038          5,446              26,460             54,934           290,256

Douglas R. Hoelscher              431           18,656          4,069              16,020             36,112           176,604

Richard A. Snyder                 354           15,331          3,446              12,380             30,583           134,609

Keith D. Payden                   227            9,806          2,173               8,780             19,285            95,710



(1)  Last fiscal year ended December 31, 1997.

(2)  After provision for income tax.

(3) Value realized equals the number of shares exercised multiplied by the difference between market price and option price, before any provision for taxes.

(4) Market value of underlying securities at fiscal year-end minus the exercise price.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     The following table summarizes Performance Share awards made during the last fiscal year under the Tennant Company 1992 or 1995 Stock Incentive Plan for the named executive officers.


                                                                                             ESTIMATED FUTURE PAYOUTS UNDER
                                                                                             NON-STOCK PRICE-BASED PLANS(1)
                                               NUMBER OF           PERFORMANCE        --------------------------------------------
                                             SHARES, UNITS       OR OTHER PERIOD
                                               OR OTHER          UNTIL MATURATION       THRESHOLD        TARGET           MAXIMUM
                   NAME                        RIGHTS(#)            OR PAYOUT              ($)            ($)               ($)
          ------------------------------------------------------------------------------------------------------------------------
           Roger L. Hale                      17,012                 4 years                0             866,343        1,441,796

           Janet M. Dolan                      3,773                 4 years                0             192,133          319,773

           Douglas R. Hoelscher                5,345                 4 years                0             272,194          453,014

           Richard A. Snyder                   5,038                 4 years                0             256,553          426,970

           Keith D. Payden                     1,691                 4 years                0             86,136           143,318


(1) Payout of Performance Share awards is based on Company performance during a four-year performance period. Payout can range from 0% to 2.33% of the performance grant, which represents the threshold and maximum payouts, respectively. Payout of 100% of the performance grant represents the target payout. Awards are payable in Common Stock of the Company on a share-for-share basis with respect to 50% of the Performance Shares earned and in cash with respect to 50% of the Performance Shares earned, unless the participant elects in advance to receive a greater portion in stock, or in certain cases, elects to defer payout. If payout is deferred, payment is made 100% in cash within ten years of termination. (Also reference page 10, note 3.) The value of the estimated future payouts was determined using the market value of the Company's Common Stock on December 31, 1997.

     The Executive Compensation Committee may provide at the time Performance Share awards are made that all or a portion of the Performance Shares awarded will be "Vested Performance Shares." Such Vested Performance Shares will be earned upon termination of the participant's employment prior to the end of the performance period, whether such termination of employment occurs by reason of retirement, death, disability, or otherwise. Of the total Performance Shares set forth in the table, the following number of Performance Shares are Vested Performance Shares:
     Mr. Hale, 8,253; Ms. Dolan, 1,045; Mr. Hoelscher, 3,070; Mr. Snyder, 3,673; and Mr. Payden, 574.

MANAGEMENT AGREEMENTS

     The Company is a party to management agreements (the "Agreements") with certain of the executive officers of the Company. The purpose of each of the Agreements is to encourage the executive (a) to continue to carry out his or her duties in the event of the possibility of a change in control of the Company, and (b) to remain in the service of the Company in order to facilitate an orderly transition in the event of an actual change in control of the Company.

     Under the terms of each of the Agreements, if, between the occurrence of a change in control of the Company and the three-year anniversary date of such occurrence, an executive's employment is involuntarily terminated (for any reason other than death, disability, or for cause), the executive will be entitled to receive severance compensation. If an executive resigns after certain changes in the executive's duties, compensation, benefits or work location, the executive shall be deemed to have been involuntarily terminated. Severance compensation is payable also if the termination occurs before the change of control but after steps to change control have been taken. Severance compensation consists of three times the executive's average annual taxable compensation during the five taxable years preceding the change in control plus the continuation of certain insurance benefits, minus $1.00, subject to reduction for payments under employee benefit plans of the Company contingent upon a change in control of the Company and for the amount of any other severance compensation paid by the Company to the executive under any other agreement of the Company providing compensation in the event of involuntary termination. As of the date of this Proxy Statement, the total severance compensation for Mr. Hale would be $1,954,613; Ms. Dolan, $811,072; Mr. Hoelscher, $840,196; Mr. Snyder,
$803,030; and Mr. Payden, $708,049. The Company also will reimburse an executive for legal fees and expenses incurred in resolving disputes under the Agreement.

TENNANT COMPANY DEFINED BENEFIT RETIREMENT PLAN

     The Tennant Company Defined Benefit Retirement Plan provides fixed retirement benefits for certain employees of the Company. Based upon certain assumptions, including continuation of the Retirement Plan as of January 1, 1998, without amendment, the following table shows the annual retirement benefits (including the additional retirement benefits described in the second sentence under "Tennant Company Excess Benefit Plan" below) which would be payable as a straight life annuity commencing at age 65 to persons at various salary levels after specified years of service.


                                           YEARS OF SERVICE
       ANNUAL       -----------------------------------------------------------
    COMPENSATION         10         15           20          25          30
    ------------    ----------  ---------    ----------  ----------  ----------
     $  50,000       $  5,215    $  7,822     $ 10,430    $ 13,037    $ 15,645
       100,000         12,215      18,322       24,430      30,537      36,645
       150,000         19,215      28,822       38,430      48,037      57,645
       200,000         26,215      39,322       52,430      65,537      78,645
       250,000         33,215      49,822       66,430      83,037      99,645
       300,000         40,215      60,322       80,430     100,537     120,645
       350,000         47,215      70,822       94,430     118,037     141,645
       400,000         54,215      81,322      108,430     135,537     162,645
       450,000         61,215      91,822      122,430     153,037     183,645
       500,000         68,215     102,322      136,430     170,537     204,645
       550,000         75,215     112,822      150,430     188,037     225,645
       600,000         82,215     123,322      164,430     205,537     246,645


     Under the Retirement Plan, benefits are payable based upon a percentage of a participant's final average pay excluding bonus, overtime, or other special forms of remuneration. Currently under ERISA, as amended, the maximum annual amount that can be paid during 1998 to any individual is $130,000. Amounts in excess of that maximum as well as amounts based on compensation that is excluded from the Plan formula by ERISA or the terms of the Plan are covered under the Tennant Company Excess Benefit Plan. The years of credited service under the Retirement Plan for the named executive officers are: Mr. Hale 16 years and Ms. Dolan 12 years. Were Mr. Hale or Ms. Dolan to retire currently, the final average pay used by the Plan to determine benefits payable pursuant to the above table as of December 31, 1997, would be $543,012 for Mr. Hale and $262,675 for Ms. Dolan.

     The figures above are not subject to deductions for Social Security or other offset amounts.

TENNANT COMPANY EXCESS BENEFIT PLAN

     An Excess Benefit Plan provides additional retirement benefits for highly compensated employees participating in the Tennant Company Profit Sharing and Employee Stock Ownership Plan or the Retirement Plan. Employees participating in the Excess Benefit Plan will receive a retirement benefit equal to the additional benefits which would have been provided under the Retirement Plan if (a) the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code were not applicable, and (b) management bonuses were included in certified earnings for the year in which they were earned, and (c) deferred salary increases were included in certified earnings for the plan year in which such amounts would have been paid in the absence of the deferral. Employees participating in the Excess Benefit Plan also receive cash payments of amounts which would have been contributed by the Company to the Tennant Company Profit Sharing and Employee Stock Ownership Plan as Profit Related Retirement Contributions or Matching Contributions if various limitations imposed by the Internal Revenue Code were not applicable.

                            COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return over the same period on the following indexes:

     -  Overall Stock Market Performance (Media General Composite Index)
     -  Industry Index (Media General Industry Group Index 28 - Heavy Machinery)

     This assumes an investment of $100 in the Company's Common Stock, the Media General Composite Index and the Media General Industry Index on December 31, 1992, with reinvestment of all dividends.

                  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN



                                  [GRAPH]



ASSUMES $100 INVESTED ON DECEMBER 31, 1992, WITH DIVIDENDS REINVESTED.


----------------------------------------------------------------------------------------------------------------------------------
                                                12/31/92         12/31/93      12/31/94      12/31/95      12/31/96      12/31/97
----------------------------------------------------------------------------------------------------------------------------------
 Tennant Company                                 100.00           112.76        119.26        121.25        143.65        194.29

 Overall Stock Market                            100.00           114.79        113.84        147.60        178.25        231.46
 Performance Index (Media General)

 Industry Index (Media General)                  100.00           136.89        141.93        164.61        192.99        226.89


               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 1997.

               TENNANT COMPANY 1998 MANAGEMENT INCENTIVE PLAN SUMMARY


     On February 26, 1998, the Board of Directors adopted the Tennant Company 1998 Management Incentive Plan (the "Plan") and directed that the Plan be submitted to a vote of the shareholders at the meeting. The full text of the Plan is set forth in Appendix A to this proxy statement and the following description of the Plan is qualified in its entirety by the text of the Plan.

     The Plan is a management incentive plan designed to provide certain employees of the Company with incentive compensation based upon achievement of pre-established performance goals. The Plan is designed to comply with
Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which denies deductions for compensation in excess of $1,000,000 paid by the Company to the Chief Executive Officer and each of the four other most highly compensated executive officers, except to the extent such compensation was performance-based and approved by the shareholders of the Company.

     The Plan will be administered by the Executive Compensation Committee of the Board of Directors (the "Committee"). The Committee will select Plan participants who will be eligible to receive awards under the Plan (collectively "Awards").

     The Plan provides that within 90 days following the commencement of each "Performance Period" (fiscal year of the Company), the Committee may select such key employees as it deems appropriate for participation in the Plan. Plan participants will be entitled to receive an Award of incentive compensation based on the attainment of performance targets selected by the Committee consisting of one or more of the following: earnings or earnings per share before income tax (profit before taxes); net earnings or net earnings per share (profit after taxes); inventory, total or net operating asset turnover; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating profits; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; operating profit before taxes or operating profit after taxes less a capital charge for net assets; sales growth; or economic profit. Any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance.

     For purposes of the Plan, "Annual Profits" means the consolidated income before interest expense and income taxes of the Company for the Performance Period, before provisions for incentive compensation earned pursuant to the Plan and before extraordinary items. For purposes of calculating Annual Profits, (i) changes in generally accepted accounting principles and (ii) the effect of discontinued operations and restructuring costs will be taken into account to the extent determined by the Committee. The total amount of Awards pursuant to the Plan with respect to any Performance Period may not exceed 10% of the Annual Profits for such Performance Period and no participant may receive an Award pursuant to the Plan with respect to any Performance Period that exceeds 3% of the Annual Profits for such Performance Period.

     The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate an Award payable to any participant for any reason, including changes in the position or duties of the participant, whether due to termination of employment (including death, disability, retirement or termination with or without cause) or otherwise. No reduction in an Award made to any participant shall increase the amount of the Award to any other participant.

     Following the completion of each Performance Period, the Committee shall certify in writing the degree to which performance targets were attained and Awards are payable to participants. Awards shall be paid in such form (cash or shares) and at such times as the Committee may provide. The number of shares available for use in payment of Awards under the Plan is 100,000, subject to adjustment in accordance with the Plan in the event of changes in the capitalization of the Company. On March 9, 1998, the closing sale price of a share of Common Stock of the Company on the NASDAQ National Market System was $37.50.

     If the employment of a participant terminates by reason of retirement (as defined in the Plan), death or disability, then a pro-rated portion of any Award relating to the Performance Period in which the participant's employment terminates and the unpaid portion of any Award relating to any prior Performance Period shall be paid as and to the extent provided in such procedures as may from time to time be approved by the Committee. If a participant's employment with the Company terminates for any reason other than retirement, death or disability, then such participant's Awards, including the unpaid portion of any Award relating to any prior Performance Period, shall be canceled and no payment will be made with respect thereto. If any payment with respect to an Award is made in shares, it shall be made in whole shares only (with fractions of a share being paid in cash), and the number of shares shall be the amount of the payment divided by the fair market value of a share as of the payment date. Payments made pursuant to the Plan may be deferred in accordance with procedures established by the Committee.

     The Board of Directors may at any time terminate, suspend or modify the Plan and the terms and provisions of any Award theretofore awarded to any participant which has not been paid. Amendments are subject to approval of the stockholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation.
 No Award may be granted during any suspension of the Plan or after its termination.

     The Plan became effective as of January 1, 1998, subject to approval of
the shareholders at the meeting.   If approval of the shareholders is not
obtained, then the Plan shall not become effective and any Award granted thereunder shall be canceled.

     Although any employee that the Committee determines to be a key employee is eligible to participate in the Plan, it is currently anticipated that grants under the Plan will be made only to senior management (eleven persons). The Committee, on February 25, 1998, made grants of Awards under the Plan to such eleven persons (subject to adoption of the Plan by the Board of Directors and shareholder approval of the Plan at the meeting). Each of such Awards involves a short-term element and a long-term element. Both elements require that following each Performance Period the Company calculate an amount based upon a percentage of each participant's targeted incentive compensation for the Performance Period. In each case, the percentage of the participant's targeted incentive compensation that is used in the calculation will vary based upon the extent to which the Company meets its financial goals.

     With respect to the short-term element of the Awards, the calculated amount is payable in cash following the completion of the Performance Period.
 The amount calculated with respect to the long-term element of a participant's Award is credited by the Company to an account maintained for such participant. Following each Performance Period, one-third of the amount credited to such account at the beginning of the Performance Period will be distributed to the participant. Because there was no amount credited to any participant's account as of January 1, 1998, the first distributions, if any, with respect to the long-term element of the Awards will occur after December 31, 1999. With respect to the long-term element of the Awards only, financial performance in any Performance Period that is substantially below objectives can result in a negative performance factor for the Performance Period and a reduction both in the amount credited to participants' accounts and in the payout. The long-term element of Awards under the Plan is intended to replace awards of performance shares under the Company's 1992 Stock Incentive Plan and 1995 Stock Incentive Plan. It is not currently intended that any future awards of such performance shares will be made, although outstanding awards will continue to be earned over their four-year terms.

     The following table sets forth information regarding potential Awards for the year 1998 pursuant to grants made under the Plan. Such potential Awards are based on current salary levels, the performance targets designated by the Committee at its meeting on February 25, 1998, and performance estimates made by the Company. No Awards will be earned under the Plan for the year 1998 unless minimum performance objectives are achieved. The following table indicates estimated threshold Awards if minimum performance objectives are achieved, targeted Awards if long-term average performance objectives are achieved and the maximum Awards if all performance objectives are exceeded.


Name and Position                                        Estimated Short-Term                        Estimated Long-Term
                                                           Incentive Awards                            Incentive Awards
                                            --------------------------------------      --------------------------------------
                                             Threshold       Target       Maximum        Threshold       Target       Maximum
                                             ---------       ------       -------        ---------       ------       -------
Roger L. Hale, President and CEO                 0          $231,900      $380,320           0          $231,900      $380,320

Janet M. Dolan, Executive Vice                   0          $126,900      $208,120           0           $84,600      $138,750
 President

Douglas R. Hoelscher, Senior Vice                0           $93,200      $152,850           0           $69,900      $114,640
 President

Richard A. Snyder, Vice President,               0           $94,000      $154,160           0           $47,000       $77,080
 Treasurer and Chief Financial Officer

Keith D. Payden, Vice President                  0           $67,000      $109,890           0           $19,200       $31,490

All Executive Officers as a Group                0          $838,000    $1,376,720           0          $517,000      $849,360

All Directors who are not Executive              0              0             0              0              0             0
 Officers as a Group

All Non-Executive Officer Employees              0          $123,200      $202,400           0           $39,700       $65,220
 as a Group


     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this matter and present in person or by proxy at the annual meeting is required for approval of the Plan. Proxies solicited by the Board of Directors will be voted for approval of the Plan unless shareholders specify otherwise in their proxies.

     For this purpose, a shareholder voting through a Proxy who abstains with respect to approval of the Plan is considered to be present and entitled to vote on the approval of the Plan at the Annual Meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the approval of the Plan shall not be considered present and entitled to vote on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THE VOTE FOR APPROVAL OF THE TENNANT COMPANY 1998 MANAGEMENT INCENTIVE PLAN.

                              APPOINTMENT OF AUDITORS

     At the meeting, a vote will be taken on a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1998. KPMG Peat Marwick LLP are independent accountants and auditors who have audited the accounts of the Company annually since 1954. The Company has been advised that a representative of the firm will attend the shareholders' meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm desires to do so.

                               SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the next Annual Meeting should be sent to the Secretary of the Company at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440, and must be received on or before November 23, 1998, to be eligible for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                   OTHER MATTERS

     So far as the management is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the same in accordance with their judgment on such other matters.



March 25, 1998                              By Order of the Board of Directors
                                               Bruce J. Borgerding, Secretary

                                                                     APPENDIX A


                                  TENNANT COMPANY
                           1998 MANAGEMENT INCENTIVE PLAN

1. PURPOSE. The purpose of the Tennant Company 1998 Management Incentive Plan (the "Plan") is to provide incentives to the senior executives of Tennant Company (the "Company") and its subsidiaries to produce a superior return to the stockholders of the Company and to encourage such executives to remain in the employ of the Company and its subsidiaries. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code").

2.  DEFINITIONS.

    2.1 The terms defined in this section are used (and capitalized) elsewhere in the Plan.

         a. "Annual Profits" means the consolidated income before interest expense and income taxes of the Company for the Performance Period, before the provision for incentive compensation earned pursuant to this Plan and before extraordinary items. For purposes of this calculation, (i) changes in generally accepted accounting principles which occur during the fiscal year, and
             (ii) discontinued operation and restructuring costs, as computed in accordance with generally accepted accounting principles, shall be taken into account to the extent determined by the Committee.

         b.  "Award" means an award payable to a Participant pursuant to
             Section 4 hereof.

         c.  "Board" means the Board of Directors of the Company.

         d. "Committee" means the Executive Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

         e. "Company" means Tennant Company, a Minnesota corporation. For purposes of the provisions of this Plan relating to employment of a Participant with the Company, the term "Company" shall include any subsidiary of the Company, 50% or more of the voting stock of which is directly or indirectly owned by the Company.

         f. "Disability" means a medical condition that the Committee has determined renders a Participant unable to perform the normal duties of the Participant's position with the Company. The Committee may, in its sole discretion, obtain a medical opinion from a physician selected by the Committee before any determination of Disability is made.

         g.  "Effective Date" means the date specified in Section 5.

         h. "Eligible Employee" means any key employee of the Company or a subsidiary thereof.

         i. "Fair Market Value" of a Share as of a date means the closing price on the preceding day on the Nasdaq National Market System or, if no trading in Shares occurred on such day on the Nasdaq National Market System, the closing price of a Share on the most recent day on which such trading occurred.

         j. "Participant" means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

         k.  "Performance Period" means the Company's fiscal year.

         l. "Retirement" means termination of employment (i) after attaining age 55 for a reason other than death or Disability, provided that no less than 6 months' prior written notice is given to the Company, or (ii) with the approval of the Committee.

         m. "Share" means a Share of common stock of the Company, par value $.375 per share (as such par value may be adjusted from time to time).

    2.2 GENDER AND NUMBER. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.  ADMINISTRATION.

    3.1 AUTHORITY OF COMMITTEE. The Committee shall administer the Plan. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the power to establish rules to administer the Plan and to change such rules.

    3.2 INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions.

4.  AWARDS.

    4.1 ALLOCATION OF AWARDS. Within 90 days following the commencement of each Performance Period, the Committee may select such Eligible Employees as it deems appropriate for participation in the Plan. Eligible Employees selected for participation will be entitled to receive an award of incentive compensation based on the attainment of performance targets selected by the Committee consisting of one or more of the following: earnings or earnings per share before income tax (profit before taxes); net earnings or net earnings per share (profit after taxes); inventory; total or net operating asset turnover; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating profit; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; operating profit before taxes or operating profit after taxes less a capital charge for net assets; sales growth; or economic profit. Any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance.

    4.2 MAXIMUM AMOUNT OF AWARDS. The total amount of Awards pursuant to this Plan for any Performance Period shall not exceed 10% of the Annual Profits generated by the Company during such Performance Period.

    4.3 ADJUSTMENTS. No Participant shall be entitled to receive an Award in any Performance Period that exceeds 3% of the Annual Profits generated by the Company during such Performance Period. The Committee shall reduce the Award payable to any Participant to comply with this limitation. In addition, the Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate an Award payable to any Participant for any other reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, Disability, Retirement, or termination with or without cause) or otherwise. No reduction in an Award made to any Participant shall increase the amount of the Award to any other Participant.

    4.4 PAYMENT OF AWARDS: Following the completion of each Performance Period, the Committee shall certify in writing the degree to which the performance targets were attained and the Awards payable to Participants. Awards shall be paid in such form (cash or Shares) and at such times as the Committee may provide. The number of Shares available for use in payment of Awards under this Plan shall be 100,000, subject to adjustment, as provided in Section 12. If a Participant's employment with the Company terminates by reason of Retirement, death or Disability, then a prorated portion of any Award relating to the Performance Period in which the Participant's employment terminates and the unpaid portion of any Award relating to any prior Performance Period shall be paid as and to the extent provided in such procedures as may from time to time be approved by the Committee. If a Participant's employment with the Company terminates for any reason other than Retirement, death or Disability, then such Participant's Awards, including the unpaid portion of any Award relating to any prior Performance Period, shall be canceled and no payment will be made with respect thereto. If any payment with respect to an Award is made in Shares, it shall be made in whole Shares only (with fractions of a Share being paid in cash), and the number of Shares shall be the amount of the payment divided by the Fair Market Value of a Share on the payment date.

5. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective as of January 1, 1998; provided that the Plan is approved and ratified by the stockholders of the Company at a meeting thereof held no later than May 31, 1998. The Plan shall remain in effect until it has been terminated pursuant to Section 8.

6. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of a Participant with or without cause.

7. TAX WITHHOLDING. The Company shall have the right to withhold from payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes. If the Company withholds Shares to cover such taxes, the number of Shares withheld shall be the number of whole Shares determine by dividing the amount of such taxes by the Fair Market Value of a Share on the payment date and rounding the result to the next whole Share.

8. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may at any time terminate, suspend or modify the Plan and the terms and provisions of any Award theretofore awarded to any Participant which has not been paid. Amendments are subject to approval of the stockholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No grant may be given during any suspension of the Plan or after its termination.

9. UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.

10. OTHER BENEFIT AND COMPENSATION PROGRAMS. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem necessary. Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular recurring compensation for purposes of the termination, indemnity or severance pay law of any state or country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of the competitive cash compensation.

11. GOVERNING LAW. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Minnesota and construed accordingly.

12. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Appropriate adjustments in the aggregate number and type of Shares available for use in payment of Awards under this Plan may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a fundamental change, recapitalization, reclassification, stock dividend, stock split, stock combination, or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                           ____________________________________
                                           Signature
                                           Dated: _______________________, 1998

                                             ------------------------------
                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THE PROXY PROMPTLY
                                              USING THE ENCLOSED ENVELOPE.
                                             ------------------------------







 [LOGO]  TENNANT COMPANY         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
 PROXY   701 NORTH LILAC DRIVE   OF DIRECTORS
         P.O. BOX 1452
         MINNEAPOLIS, MN 55440   The undersigned hereby appoints Roger L. Hale,
                                 William A. Hodder, and David C. Cox, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any of them to represent and to vote, as designated below, all the shares of Common
                                 Stock of Tennant Company held of record by the undersigned on March 9, 1998, at the Annual
                                 Meeting of Shareholders to be held on May 8, 1998, or any adjournment thereof.

1. TO ELECT DIRECTORS     FOR all nominees listed below                     WITHHOLD AUTHORITY
                          (EXCEPT AS MARKED TO THE CONTRARY BELOW)  / /     To vote for all nominees listed below  / /


   (INSTRUCTION: IF YOU DO NOT WISH TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE FOR BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

   Arthur D. Collins, Jr.      Andrew P. Czajkowski        Pamela K. Knous

   If elected, the nominees will serve for a term of three years.

2. TO APPROVE AND RATIFY THE TENNANT COMPANY 1998 MANAGEMENT INCENTIVE PLAN.
   / /  FOR                    / /  AGAINST                / /  ABSTAIN

3. TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent public accountants of the corporation.
   / /  FOR                    / /   AGAINST               / /  ABSTAIN

4. IN THEIR DISCRETION, the PROXIES are authorized to vote upon such other business as may properly come before the meeting.

THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, THE TRUSTEE IS INSTRUCTED TO VOTE FOR ALL PROPOSALS.

The undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of Tennant Company.

Please sign exactly as name appears below.


                                           ____________________________________
                                           Signature
                                           Dated: _______________________, 1998

                                             ------------------------------
                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THE INSTRUCTION CARD
                                              PROMPTLY USING THE ENCLOSED
                                              ENVELOPE.
                                             ------------------------------







                    TENNANT COMPANY PROFIT SHARING AND EMPLOYEE
                STOCK OWNERSHIP PLAN VOTING INSTRUCTIONS TO TRUSTEE

     I hereby instruct First Trust National Association, as Trustee of the Tennant Company Profit Sharing and Employee Stock Ownership Plan, to "vote," in the manner specified in the Plan, at the Annual Meeting of the Shareholders of Tennant Company (the "Company") to be held on May 8, 1998, and at any and all adjournments of said meeting, all shares of Common Stock of the Company held in the Plan with respect to which I have authority to direct voting.

     I understand that if I complete this card and return it to the Trustee by April 17, 1998, the Trustee will vote, in accordance with my instructions, the shares of the Company's Common Stock allocated to my account under the Plan.

     The Trustee is hereby instructed to vote as indicated below on the following proposals which are more fully described in the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated March 9, 1998.

1. TO ELECT DIRECTORS     FOR all nominees listed below                     WITHHOLD AUTHORITY
                          (EXCEPT AS MARKED TO THE CONTRARY BELOW)  / /     To vote for all nominees listed below  / /


   (INSTRUCTION: IF YOU DO NOT WISH TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE FOR BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

   Arthur D. Collins, Jr.      Andrew P. Czajkowski        Pamela K. Knous

   If elected, the nominees will serve for a term of three years.

2. TO APPROVE AND RATIFY THE TENNANT COMPANY 1998 MANAGEMENT INCENTIVE PLAN.
   / /  FOR                    / /  AGAINST                / /  ABSTAIN

3. TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent public accountants of the corporation.
   / /  FOR                    / /   AGAINST               / /  ABSTAIN

4. IN THEIR DISCRETION, the Trustee or the Trustee's representative is authorized to vote upon such other business as may properly come before the meeting.